Exhibit 99.1

FTD Companies, Inc. Provides Update on Court-Supervised Restructuring Process

Enters into Definitive Asset Purchase Agreement with PlanetArt for Personal Creations

Enters into Definitive Asset Purchase Agreement with Farids & Co., LLC, which is owned by Tariq Farid, founder of Edible Arrangements, LLC, for Shari’s Berries

Enters Amended and Restated Asset Purchase Agreement with an Affiliate of Nexus Capital Management for North America and Latin America FTD Consumer and Florist Businesses, including ProFlowers

FTD and Other Floral and Gifting Businesses Continue to Operate in the Ordinary Course

DOWNERS GROVE, Ill. — June 24, 2019 — FTD Companies, Inc. (Nasdaq: FTD) (the “Company”), a premier floral and gifting company, today provided an update on its court-supervised restructuring process. The Company has:

•                  Entered into a definitive asset purchase agreement with PlanetArt to acquire Personal Creations for $18.1 million in cash, subject to customary adjustments;

•                  Entered into a definitive asset purchase agreement with Farids & Co., LLC, which is owned by Tariq Farid, founder of Edible Arrangements, LLC, to acquire Shari’s Berries for $5.0 million in cash, subject to customary adjustments; and

•                  Entered into an amended and restated definitive asset purchase agreement with an affiliate of Nexus Capital Management LP to acquire FTD’s North America and Latin America Consumer and Florist businesses, including ProFlowers, for $95.0 million in cash, subject to customary adjustments. The amended and restated agreement eliminates certain closing conditions and termination rights included in the previously announced agreement.

The Company is operating in the ordinary course and remains focused on supporting its extensive network of member florists and business partners connected by its iconic FTD brand in North America and Latin America. The Company’s other businesses, including ProFlowers, Shari’s Berries and Personal Creations, are also continuing to provide floral, specialty food, gift and related products to consumers.

Scott Levin, FTD’s President and Chief Executive Officer, said, “We are making progress implementing our strategic initiatives. Nexus Capital, PlanetArt and Farids would each bring stability and expertise to continue growing our businesses and providing customers the outstanding service they expect. As we move through this process, we continue to serve customers and support our member florists and business partners in the ordinary course.”

The asset purchase agreements are subject to certain customary closing conditions. The asset purchase agreements also remain subject to higher or better offers, as well as to approval of the Bankruptcy Court. The Company will seek to close the transactions as soon as possible and in accordance with milestones agreed to with its DIP lenders.

Additional Information

Additional information about the court-supervised restructuring process is available on the Company’s restructuring website, www.FTDrestructuring.com. In addition, Bankruptcy Court filings and other information related to the court proceedings are available on a separate website administered by the Company’s claims agent, Omni Management Group, at www.omnimgt.com/FTD, or by calling Omni representatives toll-free at 1-866-205-3144 or 1-818-906-8300 for calls originating outside of the U.S.

Jones Day is serving as legal advisor to the Company, Moelis & Company LLC and Piper Jaffray & Co. are serving as its investment bankers and financial advisors, and AP Services, LLC, an affiliate of AlixPartners, is providing Chief Restructuring Officer services.

About FTD Companies, Inc.

FTD Companies, Inc. is a premier floral and gifting company. Through our diversified family of brands, we provide floral, specialty foods, gifts, and related products to consumers primarily in North America. We also provide floral products and services to retail florists and other retail locations throughout these same geographies. FTD has been delivering flowers since 1910, and the highly-recognized FTD® brand is supported by the iconic Mercury Man® logo, which is displayed in over 30,000 floral shops in more than 125 countries. In addition to FTD, our diversified portfolio of brands includes the following trademarks: ProFlowers®, Shari’s Berries®, Personal Creations®, Gifts.com™, and ProPlants®. FTD Companies, Inc. is headquartered in Downers Grove, Ill. For more information, please visit www.ftdcompanies.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding expectations about the timing and execution of the Company’s strategic transactions (including the contemplated sales of substantially all of the Debtors’ assets), the Company’s future financial condition and future business plans and expectations, including statements related to the effect of, and our expectations with respect to, the operation of our business, adequacy of financial resources and commitments, and the operating expectations during the pendency of the Chapter 11 cases and impacts to its business related thereto. Potential factors that could affect such forward-looking statements include, among others, risks and uncertainties relating to the Chapter 11 cases, including, but not limited to, the Company’s ability to obtain Bankruptcy Court approval of motions filed in the Chapter 11 cases (including, but not limited to, the DIP motion and the bidding procedures motion), the effects of the Chapter 11 cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general, the length of time the Company will operate under the Chapter 11 cases, risks associated with third-party motions in the Chapter 11 cases, the potential adverse effects of the Chapter 11 cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s restructuring strategy; the conditions to which the Company’s DIP financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the Company’s and the Debtors’ ability to consummate sales of substantially all of the Debtors’ assets consistent with the milestones set forth in the interim DIP order of the Bankruptcy Court and the terms and conditions of any such sales; the Company’s ability to implement operational improvement efficiencies; uncertainty associated with evaluating and completing any further strategic or financial alternative as well as the Company’s ability to implement and realize any anticipated benefits associated with any alternative that may be pursued; the consequences of the acceleration of our debt obligations; trading price and volatility of the Company’s common stock and the risks related to the Company’s delisting from Nasdaq and trading on the OTC Pink Market and the other factors disclosed in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”), as updated from time to time in our subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, we undertake no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts

Michael Freitag / Aaron Palash / Aura Reinhard

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449